Exhibit 31.4

CERTIFICATIONS

I, Brandi Roberts, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Lineage Cell Therapeutics, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2020

/s/ Brandi Roberts
Brandi Roberts
Chief Financial Officer